UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Colony Bankcorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2007

Dear Shareholder:

You are invited to attend our Annual Meeting of Shareholders to be held on April 24, 2007 in Fitzgerald, Georgia at the time and place shown in the attached notice. As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 2006 business results and other matters of interest to our shareholders.

We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Colony Bankcorp, Inc. stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

We look forward to your participation in the annual meeting process.

Sincerely,

/s/ Al D. Ross
Al D. Ross President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF COLONY BANKCORP, INC.

DATE:	Tuesday, April 24, 2007

TIME:	2:00 p.m.

PLACE:	Colony Bankcorp, Inc. Corporate Offices 115 South Grant Street Fitzgerald, Georgia

MATTERS TO BE VOTED ON:

PROPOSAL I:    Election of eleven directors

PROPOSAL II:   Approval of amendment to the bylaws of the Company

Any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on March 15, 2007 may vote at the meeting.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.

By Order of the Board of Directors

/s/ Al D. Ross
Al D. Ross President and Chief Executive Officer

Fitzgerald, Georgia

March 23, 2007

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2007

To the shareholders of Colony Bankcorp, Inc.:

Notice is hereby given that the annual meeting of shareholders (the “annual meeting”) of Colony Bankcorp, Inc. (the “Company”) will be held at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, April 24, 2007 at 2:00 p.m., local time, for the following purposes:

(1)	To elect 11 directors for a term of one (1) year; and

(2)	To approve an amendment to the bylaws of the Company; and

(3)	To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

The close of business on March 15, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company’s corporate offices located at the address set forth above.

You are cordially invited to attend the annual meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

By Order of the Board of Directors

/s/ Al D. Ross
Al D. Ross President and Chief Executive Officer

Fitzgerald, Georgia

March 23, 2007

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 24, 2007

This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2007 Annual Meeting of Shareholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, April 24, 2007, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 2:00 p.m. local time.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is March 24, 2007.

As used in this proxy statement, the terms Colony Bankcorp, Company, we, our and us all refer to Colony Bankcorp, Inc. and its subsidiaries.

VOTING

General

The securities which can be voted at the Annual Meeting consist of Colony Bankcorp’s $1.00 par value common stock (“Colony Bankcorp stock”), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is March 15, 2007. On the record date, 7,204,925 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect eleven directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Any other matter which may be submitted to shareholders at the meeting will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

In voting for the proposal to approve an amendment to the bylaws of the Company (Proposal No. 2), you may vote in favor of, or against the proposal, or may abstain from voting. The vote required to approve Proposal No. 2 is governed by Georgia law and is a majority of the outstanding shares entitled to vote, provided a quorum is present. Abstentions and broker non-votes are considered in determining the number of votes required to obtain a majority of the shares represented and entitled to vote at the Annual Meeting and will have the same effect as a vote against such proposal.

Our directors and executive officers hold 1,809,704 shares of Colony Bankcorp stock, or approximately 25.12% of all outstanding stock, and we believe that all of those shares will be voted in favor of the proposal.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. You should specify your choices on the proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “for” the proposals listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Terry L. Hester, at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

All expenses incurred in connection with the solicitation of proxies will be paid by us. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation. The Annual Report of the Company for the year 2006 accompanies this proxy statement.

BUSINESS OF THE COMPANY

Colony Bankcorp, Inc. (the “Company”) is a Georgia business corporation which was incorporated on November 8, 1982. The Company was organized for the purpose of operating as a bank-holding company under the Federal Bank-Holding Company Act of 1956, as amended, and the bank-holding company laws of Georgia. On July 22, 1983, the Company, after obtaining the requisite regulatory approvals, acquired 100 percent of the issued and outstanding common stock of Colony Bank of Fitzgerald (formerly

The Bank of Fitzgerald), Fitzgerald, Georgia, through the merger of the Bank with a subsidiary of the Company which was created for the purpose of organizing the Bank into a one-bank holding company. Since that time, Colony Bank of Fitzgerald has operated as a wholly-owned subsidiary of the Company.

On April 30, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Wilcox (formerly Pitts Banking Company and Community Bank of Wilcox), Pitts, Wilcox County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On November 1, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Ashburn (formerly Ashburn Bank) Ashburn, Turner County, Georgia for a combination of cash and interest-bearing promissory notes. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On September 30, 1985, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank of Dodge County (formerly The Bank of Dodge County), Eastman, Dodge County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On July 31, 1991, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Worth (formerly Worth Federal Savings and Loan Association and Bank of Worth), Sylvester, Worth County, Georgia in a cash and stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On November 8, 1996, the Company organized Colony Management Services, Inc. to provide support services to each subsidiary. Services include loan and compliance review, internal auditing and data processing.

On November 30, 1996, the Company acquired 100 percent of Colony Bank Southeast (formerly Broxton State Bank), Broxton, Coffee County, Georgia in an all stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On March 2, 2000, Colony Bank Ashburn purchased the capital stock of Georgia First Mortgage Company in a business combination accounted for as a purchase. Georgia First Mortgage is primarily engaged in residential real estate mortgage lending in the state of Georgia.

On March 29, 2002, the Company acquired 100 percent of Colony Bank Quitman, FSB (formerly Quitman Federal Savings Bank), Quitman, Brooks County, Georgia in a cash and stock transaction. Since the date of acquisition, the Bank has operated as a wholly-owned subsidiary of the Company.

On March 26, 2002, Colony formed Colony Bankcorp Statutory Trust I and on December 19, 2002 formed Colony Bankcorp Statutory Trust II. Both were formed to establish special purpose entities to issue trust preferred securities.

On March 19, 2004, Colony Bank Ashburn purchased Flag Bank - Thomaston Office in a business combination accounted for as a purchase. Since the date of acquisition, the Thomaston office has operated as a branch office of Colony Bank Ashburn.

On June 17, 2004, Colony formed Colony Bankcorp Statutory Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.

On April 13, 2006, Colony formed Colony Bankcorp Capital Trust I for the purpose of establishing a special purpose entity to issue trust preferred securities.

Colony Bankcorp, Inc. is a multi-bank holding company with its primary offices located in Fitzgerald, Georgia. The Company owns seven banking subsidiaries doing business in twenty-nine offices in the South and Central Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins.

Because Colony Bankcorp, Inc. is a bank-holding company, its principal operations are conducted through its subsidiary banks. It has 100% ownership of each subsidiary and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the subsidiary banks in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review.

Responsibility for management of each bank remains with its respective Board of Directors and officers. Services rendered by the Company are intended to assist the local management of the banks and to expand the scope of available banking services.

Colony Bankcorp, Inc. common stock is quoted on the NASDAQ National Market under the symbol “CBAN”.

EMPLOYEES

As of December 31, 2006, Colony Bankcorp, Inc. and its subsidiaries employed 351 fulltime employees and 28 part-time employees.

Proposal No. 1

Election of Directors

Our Board of Directors consists of eleven members, nine of whom are non-employee directors. The Company’s bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors has voted that the Board consist of eleven members for the Company’s ensuing fiscal year.

The Nomination Committee, consisting of independent directors Terry Coleman, Morris Downing, Jerry Harrell and Sidney Ross recommended to the full Board a slate of directors for consideration in the shareholders proxy for the Annual Meeting. The Board of Directors, based on the Nomination Committee recommendations, has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2008 annual meeting:

Terry L. Coleman
L. Morris Downing, Jr.
Edward J. Harrell
Terry L. Hester
Mark H. Massee
James D. Minix
Charles E. Myler
W. B. Roberts, Jr.
Al D. Ross
R. Sidney Ross
B. Gene Waldron

Each of the nominees is currently a director.

The Board of Directors recommends that you vote “FOR” the proposal to elect the eleven nominees names above.

Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

Information as of December 31, 2006 about each of the nominees is set forth below. Their ownership of Colony Bankcorp stock is set forth in the table on page eleven.

Directors and Nominees:

Terry L. Coleman. Mr. Coleman, age 63, is the Owner of Huddle House in Eastman, Georgia. He formerly served as a member of the State of Georgia House of Representatives and Speaker of the House of Representatives. Mr. Coleman serves as a Director of Colony Bank of Dodge County. Mr. Coleman has been a Director of Colony Bankcorp since May 1990.

L. Morris Downing, Jr. Mr. Downing, age 64, is President of Lowell Packing Company. He also serves as a Director of Colony Management Services, Inc. Mr. Downing has been a Director of Colony Bankcorp since July 1994 and has served as Chairman of the Board since May 2002.

Terry L. Hester. Mr. Hester, age 52, has been Executive Vice President and Chief Financial Officer of Colony Bankcorp since June 1994 and Secretary of Colony Bankcorp since May 2003. He also served as Acting President and Chief Executive Officer from June 1993 to June 1994 and has served as Treasurer since 1982. He also serves as a Director of Colony Bank Wilcox, Colony Bank Quitman, FSB and Georgia First Mortgage. Mr. Hester has been a Director of Colony Bankcorp since March 1990.

Edward J. Harrell. Mr. Harrell, age 62, is Partner of the Macon law firm, Martin Snow, LLP. Mr. Harrell has been a Director of Colony Bankcorp since December 2002.

Mark H. Massee. Mr. Massee, age 53, is President of Massee Builders, Inc. He also serves as a Director of Colony Bank of Fitzgerald. Mr. Massee has been a Director of Colony Bankcorp since February 2007.

James D. Minix. Mr. Minix, age 65, served as Chief Executive Officer of the Company from December 2004 until his retirement in January 2006 and served as President and Chief Executive Officer of the Company from June 1994 to December 2004. Mr. Minix served as President and Chief Executive Officer of Colony Bank of Fitzgerald from January 1993 to June 1994. He also served as President and Chief Executive Officer of Colony Bank Ashburn from February 1990 to December 1992. Mr. Minix has been a Director of Colony Bankcorp since March 1994 and has served as Vice Chairman of the Board since May 2006.

Charles E. Myler. Mr. Myler, age 64, is retired from FDIC where he served for twenty years as a supervisor of the Albany FDIC office and worked another sixteen years as an FDIC field examiner. Mr. Myler serves as a Director of Colony Bank Ashburn. Mr. Myler has been a Director of Colony Bankcorp since October 2004.

W. B. Roberts, Jr. Mr. Roberts, age 65, is a Farmer and a Businessman. He also serves as Chairman of the Board of Colony Bank Ashburn. Mr. Roberts has been a Director of Colony Bankcorp since March 1990.

Al D. Ross. Mr. Ross, age 43, has served as President and Chief Executive Officer since January 2006 and served as President and Chief Operating Officer of the Company from December 2004 to January 2006 and served as Executive Vice President of the Company from January 2003 to December 2004 and served as Senior Vice President of the Company from May 2002 to January 2003. He also served as President and Chief Executive Officer of Colony Bank Southeast from May 2001 to January 2006. Mr. Ross serves as a Director of Colony Bank Southeast, Colony Bank of Fitzgerald, Colony Management Services, Inc., Colony Bank Ashburn, Colony Bank Quitman, Colony Bank Worth and Chairman of Georgia First Mortgage Company. Mr. Ross has been a Director of Colony Bankcorp since January 2005.

R. Sidney Ross. Mr. Ross, age 65, is President of Ross of Georgia, Inc. Mr. Ross has been a Director of Colony Bankcorp since November 1982.

B. Gene Waldron. Mr. Waldron, age 47, is President of Tri-County Gin, Inc., President of Deep South Peanut, Inc., President of Waldron Enterprises, Inc. and Vice President of Waldron Farm Service, Inc. He also serves as Chairman of the Board of Colony Bank Southeast. Mr. Waldron has been a Director of Colony Bankcorp since April 2002.

Each director serves until the annual meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers

James D. Minix, Al D. Ross and Terry L. Hester were the only executive officers of Colony Bankcorp, Inc. during 2006. Mr. Minix retired as Chief Executive Officer in January 2006, but remains on the board of directors. Messrs. Ross and Hester were previously reported on as nominees for election as directors.

Effective January 1, 2007, Walter P. Patten, W. Mike Miller, Larry E. Stevenson and Will D. Sims were included as named executives of Colony Bankcorp, Inc. Messrs. Patten, Miller, Stevenson and Sims serve as President and Chief Executive Officer of subsidiary bank charters and serve on Colony Bankcorp’s Central Credit Committee. In their capacity as members of the Central Credit Committee they are responsible for setting loan policy and procedures for Colony Bankcorp, Inc. Messrs. Patten, Miller, Stevenson and Sims were employees during 2006 and are included in the Company’s Summary Compensation Table.

Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with or without cause. The company does not have any employment or change-in-control agreements with any of the named executive officers.

Governance of the Company

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. Colony Bankcorp, through its Board of Directors and management, has long sought to meet the highest standards of corporate governance. The Board has adopted and adheres to corporate governance guidelines which the Board and senior management believe promotes this purpose, are sound and represent best practices. We continually review these governance practices, Georgia law (the state in which we are incorporated), the rules and listing of the National Association of Securities Dealers (“NASD” or “NASDAQ”), and the Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has eleven members, eight of whom meet the NASDAQ standard for independence. Only independent directors serve on our Audit Committee, Governance Committee, Compensation Committee and Nomination Committee.

In May 2006, the Board of Directors re-appointed L. Morris Dowing, Jr. as Chairman, a position Mr. Downing has held since May 2002. In this capacity, Mr. Downing has frequent contact with Mr. Ross and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board. The Board of Directors has determined that Mr. Downing meets the Rules of NASDAQ standard for independence.

In assessing potential directors for our Board, we look for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgement. A director candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings.

Our Board of Directors conducts regular meetings, generally on a monthly basis and also conducts some of its business through the six committees described below. Our Board of Directors met twelve times during the year and each director attended at least 75% of the meetings of the full Board and of the committee or committees on which he serves.

Committees of the Board of Directors

The Executive Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Executive Committee is to conduct necessary business and make decisions on behalf of the full Board between regular Board meetings. Mr. Sidney Ross, Mr. Harrell, Mr. Minix, Mr. Coleman, Mr. Downing and Mr. Al Ross were members of this committee during the year. The committee met five times during the year.

The Compensation Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Compensation Committee is to ensure that the Chief Executive Officer, other executive officers and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies, to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans and to recommend any changes to the Director’s compensation package. Mr. Downing, Mr. Harrell , Mr. Coleman, and Mr. Waldron were members of this committee during the year. As of December 31, 2006, the members of the Compensation Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ. The committee met two times during the year. The Compensation Committee operates under the Corporate Governance Charter attached as Exhibit B. The charter was not amended in 2006.

The Governance Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Governance Committee is to take a leadership role in shaping the corporate governance of the Company, to develop and recommend to the Board a set of corporate governance guidelines and to address committee structure and operations. Mr. Harrell, Mr. Coleman, Mr. Downing and Mr. Sidney Ross were members of this committee during the year. As of December 31, 2006 the members of the Governance Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ. The committee met three times during the year. The Corporate Governance Charter is attached as Exhibit B.

The Asset-Liability Management Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Asset-Liability Management Committee is to monitor all aspects of the Company’s Asset/Liability Management functions as set forth in Colony Bankcorp, Inc. Asset/Liability Management Policy. Mr. Hester, Mr. Downing, Mr. Roberts, Mr. Waldron and Mr. Myler were members of this committee during the year. The committee met two times during the year.

The Nomination Committee is appointed by the Chairman of the Board of Directors of the company, subject to election by the full Board. The purpose of the Nomination Committee is to make recommendations to the Board on qualifications and selection criteria for Board members and review the qualifications of potential candidates for the Board and to make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders. Colony Bankcorp, Inc. has a standing Nomination Committee composed of the following members: Directors Harrell, Coleman, Downing, and Sidney Ross. Each of the members of the Committee were deemed independent as defined in the listing standards of the NASDAQ. The Committee operates under the Corporate Governance Charter attached as Exhibit B. The charter was not amended in 2006. The charter is not currently available on the Company’s website. The Committee does not currently have a policy or process for identifying and evaluating nominees. However, in addition to meeting the qualification requirements set forth by the Georgia Department of Banking & Finance, a possible director-candidate must also meet the following criteria to be considered by the Nominating Committee: independence; highest personal and professional ethics and integrity; willing to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company). The Committee does not currently have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors has determined such a policy has been unnecessary in the past and will charge the Nomination Committee to evaluate the appropriateness of developing such a policy in the coming year. The committee met two times during the year.

The Audit Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the company’s accounting and financial reporting processes and audits of the financial statements of the company by monitoring the integrity of the company’s financial statements, the independence and qualifications of its external auditor, the company’s system of internal controls, the performance of the company’s internal audit process and external auditor and the company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct. Mr. Coleman, Mr. Waldron, Mr. Roberts, Mr. Downing and Mr. Myler were members of this committee during the year. As of December 31, 2006, the members of the Audit Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ. The committee met thirteen times during the year.

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee charter annually. The charter was not amended in 2006.

Independence of Audit Committee Members

The Company’s Audit Committee is comprised of W. B. Roberts, Jr., Charles E. Myler, L. Morris Downing, Jr., B. Gene Waldron and Terry L. Coleman. Each of these members meets the requirements for independence as defined by the applicable NASDAQ standards. In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the Rules of NASDAQ standard of having accounting or related financial management expertise. Mr. Myler was elected the financially sophisticated individual on the Audit Committee in lieu of naming a “financial expert.” In addition, Mr. Downing was elected Chairman of the Audit Committee.

The Audit Committee does not include a financial expert as defined by the Sarbanes Oxley Act of 2002 and the Company has not named a financial expert because the Board of Directors has determined the financial acumen of each member of the Audit Committee to be very strong and capable of satisfactorily discharging their duties and responsibilities to the Board of Directors and the shareholders.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2006 audited consolidated financial statements.

•	The Committee has reviewed and discussed the Company’s 2006 audited consolidated financial statements with the Company’s management;

•

The Committee has discussed with the independent auditors, McNair, McLemore, Middlebrooks, & Co., LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•

The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditor’s independence from the Company. The Committee has concluded that the independent auditors are independent from the Company and its management; and

•

Based on review and discussions of the Company’s 2006 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2006 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 23, 2007	AUDIT COMMITTEE:

L. Morris Downing, Jr.
Charles E. Myler
B. Gene Waldron
Terry L. Coleman
W. B. Roberts, Jr.

Stock Ownership

Security Ownership of Certain Beneficial Owners

As of March 1, 2007, the Company’s records and other information from outside sources indicated that no shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock, other than Director R. Sidney Ross shown in the following section.

Directors and Executive Officers

The following table sets forth information as of February 28, 2007, regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the named executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)	Percent of Class
Terry L. Coleman Director	172,928	2.40%
L. Morris Downing, Jr. Director	225,214	3.13%
Edward J. Harrell Director	28,249	0.39%
Terry L. Hester Director; Executive Officer	136,184	1.89%
Mark H. Massee Director	49,514	0.69%
James D. Minix Director	134,230	1.86%
Charles E. Myler Director	5,355	0.07%
W. B. Roberts, Jr Director	26,957	0.37%
Al D. Ross Director; Executive Officer	28,388	0.39%

Name and Address	Shares Beneficially Owned (1)	Percent of Class
R. Sidney Ross Director	841,039	11.67%
B. Gene Waldron Director	93,907	1.30%
Walter P. Patten Executive Officer	43,406	0.60%
W. Mike Miller Executive Officer	2,968	0.04%
Larry E. Stevenson Executive Officer	19,659	0.27%
Will D. Sims Executive Officer	1,706	0.02%
All directors and executive officers as a group (15 persons)	1,809,704	25.12%

(1)	Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trust or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”), composed entirely of independent Directors, is responsible to our Board, and indirectly to our shareholders, for monitoring and implementing our executive compensation program. The Committee reviews and recommends executive compensation levels, stock awards and non-equity incentives for executive officers. The Committee ensures that the total compensation paid to executive officer is fair, reasonable and competitive.

Throughout this proxy statement the individuals who served as the company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2006, as well as the other individuals included in the Summary Compensation Table on page 19, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that our executive compensation program should be designed and administered to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent, efficient and professional manner. The Committee believes that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executive’s interests with those of the shareholder by rewarding performance above established goals, with the ultimate objective of improving shareholder value. To that end, the Committee believes executive compensation packages provided by the Company to its executives should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Chief Executive Officer, the Chief Financial Officer and all named executive officers and approves recommendations regarding equity awards to all elected officers of the Company. Decisions regarding the non-equity incentive plan compensation of other executive officers are reviewed and approved by the Committee and Chief Executive Officer.

The Committee and the Chief Executive Officer annually review the performance of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive executive compensation to motivate executives to achieve business goals set by the Company and reward the executives for achieving such goals.

The Committee’s policy is to determine the compensation components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year. Among the performance factors which the Committee considers are corporate profitability, asset quality, growth and corporate performance relative to industry standards such as problem asset levels, past due loan levels, loan production, net interest rate margin and net overhead. The Committee does not use a formula to calculate the relative weight of these performance factors in establishing base salary, but does give significant subjective weight to the overall value of Colony Bankcorp from year to year.

The Committee takes into account how the overall level of Colony Bankcorp’s executive compensation compares to similar-sized bank holding companies in the Southeastern United States. It was determined that the salary, non-equity incentive plans and stock awards of executive compensation was generally within competitive market limits of similar-sized bank holding companies. All other employment benefits of the named executive officers were found to be generally within competitive limits.

The Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). Section 162 (m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other named executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the corporation and that meets certain other technical requirements. Based on these requirements, the Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based cash incentive compensation;

•	long-term equity stock award;

•	profit sharing benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his position and responsibility.

During its review of base salaries for executives, the Committee primarily considers:

•	market data provided by industry publications and surveys;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Cash Incentive Compensation

The Company provides a performance-based cash incentive plan (“PBCIP”) for named executive officers and other employees that is tied to a weighting factor, of which 50 percent of the cash award is based on the Company’s return on equity for the Chief Executive Officer and the Chief Financial Officer and 20 percent of the cash award is based on the Company’s return on equity for the named executive officers, along with other weighting factors of loan growth, problem asset reduction, net interest margin, net overhead, past due loan levels and charge-off loan levels with the reward potential within a range of 10 percent to 50 percent of base salary. The Committee can exercise its discretion to adjust the reward based on special circumstances or events occurring during the fiscal year in question.

In December of each year, the Committee sets the potential minimum, target and maximum levels for each component of the PBCIP for the next fiscal year. Payment of awards under the cash incentive plan are based upon the achievement of such objectives for the current year.

Each of the named executive officers for the fiscal year ended December 31, 2005 received the following payments in January 2006 under the PBCIP for fiscal 2005 performance.

Name	2005 PBCIP Bonus Award
James D. Minix	$79,278
Al D. Ross	36,000
Terry L. Hester	17,895
Walter P. Patten	30,000
W. Mike Miller	32,243
Larry E. Stevenson	32,904
Will D. Sims	—	(1)

(1)	Mr. Sims was employed in March 2005 and did not receive a bonus award in January 2006. Instead, he received a signing bonus of $35,000 in December 2005 as part of the terms of his employment.

Awards made to named executive officers under the PBCIP for performance in 2006 are reflected in column (g) of the Summary Compensation Table on page 19.

Long-Term Equity Stock Award

In 2004, the Board of Directors adopted and the shareholders approved the Colony Bankcorp, Inc. 2004 Restricted Stock Grant Plan. The plan enables our Board of Directors, or a committee thereof, to grant up to 143,500 shares of Colony Bankcorp, Inc. common stock to key officers and employees of Colony Bankcorp, Inc. and our subsidiaries. The purpose of this plan is to attract, retain and develop strong management as the Company continues to expand, and to induce key individuals who render services that contribute materially to our success to remain with us for the long-term. Shares granted vest over a three year period. During the three year vesting period and under conditions set forth in Colony Bankcorp Inc. 2004 Stock Grant Plan, the shares are subject to forfeiture. In the event of a change in control of the Company, as defined in the Plan, all unvested stock grants immediately become fully vested.

The Stock Grant Plan assists the Company to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

The Committee recommended for the Board of Directors’s approval stock grant awards to be awarded for fiscal year 2006.

Each of the named executive officers for the fiscal year ended December 31, 2006 received the following stock grant awards in January 2006:

Name	# of Shares	Stock Award Value
James D. Minix	—	—
Al D. Ross	2,000	$49,400
Terry L. Hester	800	19,760
Walter P. Patten	750	18,525
W. Mike Miller	750	18,525
Larry E. Stevenson	750	18,525
Will D. Sims	942	23,267

The 2006 number of shares of stock awarded for named executive officers is included in column (i) of the 2006 Grants of Plan-Based Awards Table on page 22 while the stock award value for named executive officers is included in column (e) of the 2006 Summary Compensation Table on page 19.

Colony Bankcorp, Inc. 401(k) Plan

The Company has adopted a 401(k) Plan which provides for the Board of Directors to make a discretionary contribution to the 401(k) Plan out of profits in an amount not to exceed 10 percent of the total annual eligible compensation of the employees eligible to participate in the plan. Employees are eligible for a Company contribution after completion of one year of service. The contribution by the Company is allocated among the participants based on participant’s total eligible compensation. The employee’s interest vests over a period of seven years (effective January 1, 2007 the vesting changes to a period of six years).

The Committee recommended for the Board of Director’s approval that the level of funding for fiscal year 2006 be set at 6.25 percent of eligible compensation.

Each of the named executive officers for fiscal year ended December 31, 2006 received the following 401(k) Plan contribution:

Name	Amount
James D. Minix	$13,750
Al D. Ross	13,750
Terry L. Hester	11,138
Walter P. Patten	13,750
W. Mike Miller	10,447
Larry E. Stevenson	12,318
Will D. Sims	8,997

Contributions credited to named executive officers’ 401(k) accounts for fiscal year ended December 31, 2006 are included in column (i) of the 2006 Summary Compensation Table on page 19. These contributions will be credited to the 401(k) accounts in March, 2007.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided use of company automobiles, membership in country clubs, term life insurance coverage and director fees as part of their perquisites and other benefits. Detailed below is an analysis of 2006 perquisites and other benefits for fiscal year ended December 31, 2006.

Name	Company Vehicle		Term Life Insurance		Country Club Membership	Consultant Fees	Fees Director
James D. Minix (1)	$10,147		—		—	$24,000	$9,000
Al D. Ross	3,776	(2)	$240	(3)	$1,620	—	34,150
Terry L. Hester	519	(2)	497	(3)	960	—	13,800
Walter P. Patten	439	(2)	981	(3)	2,220	—	10,050
W. Mike Miller	1,767	(2)	196	(3)	2,188	—	4,550
Larry E. Stevenson	1,797	(2)	944	(3)	510	—	12,050
Will D. Sims	2,500	(2)	1,426	(3)	2,760	—	10,000

(1)	Upon retirement of Mr. Minix in January 2006, the Company gifted his automobile that had a fair market value of $10,147 and paid monthly consultant fees of $2,000 per month for 2006.

(2)	This represents dollar value as calculated in accordance with IRS guidelines on personal use of company automobile provided to named executive officers.

(3)	This represents dollar value as calculated in accordance with IRS guidelines on term life insurance provided to named executive officers.

Perquisites and other personal benefits for fiscal year ended December 31, 2006 are included in column (i) of the 2006 Summary Compensation Table on page 19.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

L. Morris Downing, Jr., Chairman
Terry L. Coleman
Edward J. Harrell
B. Gene Waldron

Compensation Committee Interlocks and Insider Participation

No interlocks or insider participation exists within the Compensation Committee. The Compensation Committee is comprised solely of independent directors.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by cash of the named executive officers for the fiscal year ended December 31, 2006. The Company has not entered into any employment contracts with any of the named executive officers.

The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006 except for James D. Minix who retired in January 2006. Based upon Mr. Minix’s overall sixteen-year contribution to the Company, the Board of Directors approved payment of $75,000 bonus for 2006. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation”, were determined by the Committee at its December 19, 2006 meeting and were paid out on January 11, 2007.

2006 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
James D. Minix	2006	$11,804	$75,000	—	—	—	—	$56,897	$143,701
Retired-Chief Executive Officer of the Company (4)
Al D. Ross	2006	$180,000	—	$49,400	—	$40,000	—	$53,536	$322,936
President and Chief Executive Officer of the Company
Terry L. Hester	2006	$140,000	—	$19,760	—	$26,000	—	$26,914	$212,674
Executive Vice President and Chief Financial Officer of the Company
Walter P. Patten	2006	$154,808	—	$18,525	—	$30,215	—	$27,440	$230,988
President and Chief Executive Officer of Colony Bank Worth
W. Mike Miller	2006	$132,500	—	$18,525	—	$40,444	—	$19,148	$210,617
President and Chief Executive Officer of Colony Bank Southeast
Larry E. Stevenson	2006	$132,500	—	$18,525	—	$25,000	—	$27,619	$203,644
President and Chief Executive Office of Colony Bank of Dodge County
Will D. Sims	2006	$140,000	—	$23,267	—	$28,500	—	$25,683	$217,450
President and Chief Executive Officer of Colony Bank Ashburn

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with stock grant awards pursuant to Colony Bankcorp, Inc. 2004 Stock Grant Plan.

(2)	The amounts in column (g) reflect the cash awards to the named individuals under the PBCIP, which is discussed in further detail on page 15 under the heading “Performance-Based Cash Incentive Plan.”

(3)	The amount shown in column (i) reflects for each named officer:

•	401k contributions allocated by the Company to each of the named executive officers pursuant to Colony Bankcorp, Inc. 401k Plan (see page 16 for more fully described plan); and

•

the value attributable to life insurance benefits, personal use of Company-provided automobiles, country club membership and director fees (see page 17 for a more full description of benefits under the heading “Perquisites and Other Benefits”.

(4)	In connection with Mr. Minix’s retirement, he: (A) received in November 2006 a bonus payment of $75,000 (reflected in column (d)); (B) received monthly consulting fee of $2,000 from January 1, 2006 through December 31, 2006 (included in column (i)); (C ) received title to his Company vehicle (fair market value of automobile reported for W-2 purposes and included in column (i)); and (D) accelerated stock grant award in 2004 to fully vested status (3,125 shares) while forfeiting 2005 stock grant award of 3,125 shares.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James D. Minix	—	—	—	—	—	—	—	—	—
Al D. Ross	—	—	—	—	—	4,500	$79,650	—	—
Terry L. Hester	—	—	—	—	—	2,925	$51,773	—	—
Walter P. Patten	—	—	—	—	—	3,125	$55,313	—	—
W. Mike Miller	—	—	—	—	—	1,562	$27,647	—	—
Larry E. Stevenson	—	—	—	—	—	2,562	$45,347	—	—
Will D. Sims	—	—	—	—	—	942	$16,673	—	—

2006 OPTION EXERCISED AND STOCK VESTED TABLE

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James D. Minix	—	—	6,250	$136,469
Al D. Ross	—	—	1,327	$32,777
Terry L. Hester	—	—	781	$19,291
Walter P. Patten	—	—	1,562	$38,581
W. Mike Miller	—	—	—	—
Larry E. Stevenson	—	—	1,171	$28,924
Will D. Sims	—	—	—	—

(1)	Reflects shares received pursuant to the Colony Bankcorp, Inc. Stock Grant Plan for shares issued in January 2003 by each named executive officer in January 2006. In addition, due to retirement of Mr. Minix in January 2006, shares issued to him in January 2004 were accelerated to fully vested status and received in November 2006.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James D. Minix	—	—	—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—	—
Al D. Ross	01/01/2006	—	—	—	—	—	—	2,000	—	—	$24.70
	N/A	$25,625	$51,250	$102,500	—	—	—	—	—	—	N/A
Terry L. Hester	01/01/2006	—	—	—	—	—	—	800	—	—	$24.70
	N/A	$15,500	$31,000	$62,000	—	—	—	—	—	—	N/A
Walter P. Patten	01/01/2006	—	—	—	—	—	—	750	—	—	$24.70
	N/A	$17,719	$35,438	$70,875	—	—	—	—	—	—	N/A
W. Mike Miller	01/01/2006	—	—	—	—	—	—	750	—	—	$24.70
	N/A	$16,031	$32,062	$64,125	—	—	—	—	—	—	N/A
Larry E. Stevenson	01/01/2006	—	—	—	—	—	—	750	—	—	$24.70
	N/A	$14,000	$28,000	$56,000	—	—	—	—	—	—	N/A
Will D. Sims	01/01/2006	—	—	—	—	—	—	942	—	—	$24.70
	N/A	$17,438	$34,875	$69,750	—	—	—	—	—	—	N/A

(1)	The amounts shown in column (c) reflect the potential payment level under the Company’s Performance-Based Cash Incentive Plan which is 50% of the target amount shown in column (d). The amount shown in column (c) is 200% of such target amount. These amounts are based on the individual’s current salary and position.

(2)	The amounts shown in column (i) reflect the number of shares granted to each named executive officer pursuant to Colony Bankcorp, Inc. Stock Grant Plan.

DIRECTOR COMPENSATION

The Company uses cash incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

For fiscal year ended December 31, 2006, members of the Board except the Chairman received $750 for each monthly board meeting attended ($650 each month not in attendance) and $200 monthly for each committee that the director serves. The Chairman received $900 for each monthly board meeting attended in addition to the monthly committee fees. Directors Emeritus of the Company receive $300 for each board meeting attended. Directors who are employees of the Company receive monthly board fees for various Boards that they serve but do not receive any committee fees.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Terry L. Coleman	$25,700	—		—	—	—	$25,700
L. Morris Downing, Jr.	$25,200	—	—	—	—	—	$25,200
Edward J. Harrell	$18,500	—		—	—	—	$18,500
Charles E. Myler	$21,500	—	—	—	—	—	$21,500
Mark H. Massee	$4,800	—		—	—	—	$4,800
W.B. Roberts, Jr.	$21,300	—	—	—	—	—	$21,300
R. Sidney Ross	$16,000	—		—	—	$3,903	$19,903
B. Gene Waldron	$22,050	—	—	—	—	—	$22,050

(1)	Reflects payment received from Colony Bank of Fitzgerald deferred compensation plan. Mr. Ross deferred director fees from 1980-1985 to participate in the plan. Upon reaching age 65, Mr. Ross is entitled to payments of $1,301 each month for 120 months. Mr. Ross began receiving payments in October 2006.

Subsidiary Director Compensation

Directors of subsidiaries of the Company also receive compensation for attending board meetings and committee meetings, as follows:

Directors of Colony Bank of Fitzgerald receive $400 for each meeting attended and $300 for meetings not attended. Directors Emeritus receive $200 for each meeting attended.

Directors of Colony Bank Ashburn receive $400 for each meeting attended and $50 for each loan and audit committee meeting attended.

Directors of Colony Bank of Dodge County receive $400 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Bank Worth receive $400 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Bank Southeast receive $400 for each meeting attended and $50 for each committee meeting attended.

Directors of Colony Bank Wilcox receive $400 for each meeting attended and $50 for each loan committee meeting attended.

Directors of Colony Management Services, Inc. receive $250 for each meeting attended.

Directors of Colony Bank Quitman, FSB receive $450 for each meeting attended and $100 for each loan committee meeting attended.

Directors of Colony Bank of Fitzgerald were able to defer all or a portion of director’s fees in return for a deferred income agreement. Under the agreement, a Director agrees to serve for either five or ten years without director’s fee compensation in exchange for an agreement by the Bank to pay the director deferred income at death, or upon attaining age 65. With the deferred compensation, the Bank has purchased key-person insurance on the participating directors which will pay the Bank a death benefit equal in value to the projected cost of the deferred income. Management believes the program will have no net cost to the Bank. Liabilities accrued under the plan totaled $804,822 as of December 31, 2006. Benefit payments under the contracts were $171,029 in 2006. Provisions charged to operations totaled $63,504 in 2006. Income recognized on plan assets was $93,738. Thus, net income for calendar year 2006 was $30,234. All fees covered by the deferred compensation plan have been deferred and all directors are now receiving director fees. Colony Bank of Fitzgerald continues to pay premiums on the insurance policies. All directors are participating in the plan, except new directors elected since 1990.

Directors of Colony Bank Quitman, FSB adopted a deferred compensation plan effective December 15, 1996 for the benefit of its officers and directors. The bank funds the plan with general bank assets. The bank acquired life insurance policies to serve as the primary funding source. As of December 31, 2006, the cash values of those policies were $1,511,908. The liability accrued for benefits payable under the plan was $302,831 as of December 31, 2006. The purposes of the plan are to provide key person life insurance to the bank and to provide retirement benefits to key employees. A total of six directors participate in the plan. Annual future retirement payments for non-employee directors have limits based on the participant’s highest annual compensation. During 2006, the bank recognized deferred compensation expense of $101,493. Income recognized on plan assets was $54,552. Thus, net loss for calendar year 2006 was $(46,941). All directors are participating in the plan, except new directors elected since 2002.

Transactions with the Company

Loans. The Company’s directors and officers from time to time have borrowed funds from the Company’s subsidiaries for various business and personal reasons. Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

As of December 31, 2006, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $18,142,109. Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

The Company and its subsidiaries utilized the services of Martin Snow, LLP during 2006. Mr. Edward J. Harrell is a director of the Company and a partner in that law firm.

Legal Proceedings

There are no “material” pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or any of its subsidiaries is a party or of which any of their property is subject. Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiaries on a consolidated basis.

During the previous five years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Shareholder Communications with the Board of Directors

Our Board of Directors does not have an established written policy or process from security holders to send communications to the Board of Directors. However, it has been the practice of the Company to direct any such communications to the Chairman of the Board, who would, in his or her discretion, discuss the communications with the Board at a regular Board meeting. The Board has determined this policy and process to be satisfactory in allowing security holders to communicate directly with the Board of Directors.

The Company does not have a formal policy regarding director attendance at the Company’s annual meeting. However, all directors are encouraged to attend. Approximately 90% of the Board was in attendance at last year’s annual meeting.

Proposal No. 2

Approval of an Amendment to the Bylaws of the Company

The Board of Directors recommends that shareholders approve an amendment to the bylaws of the Company.

At its January 16, 2007 board meeting, the Board of Directors voted to adopt, subject to the approval of a majority of our shareholders at the 2007 Annual Meeting, an amendment to the bylaws of the Company. The text of this amendment is attached to this proxy as Exhibit C. The amendment was necessitated pursuant to recently approved marketplace rule changes of NASDAQ and the Securities and Exchange Commission published in August, 2006. The amended rules require companies that trade on NASDAQ and other national securities exchanges to offer DTCC’s Direct Registration Program which enables investors to register ownership of their shares electronically with either the issuing company or its transfer agents. Companies that were listed on NASDAQ before January 1, 2007 have until January 1, 2008 to comply with the new rules. The amendment for the bylaws of the Company will allow Colony Bankcorp, Inc. to be in compliance with the new rules requiring NASDAQ-listed securities to be eligible for a Direct Registration Program.

On August 8, 2006, the Securities and Exchange Commission approved amendments to NASDAQ Rule 4350(I), which requires securities listed on NASDAQ to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Exchange Act, such as the one offered by The Depositary Trust Corporation (“DTC”). A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. Investors receive annual statements from the issuer indicating their holdings.

The rule change does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates (“dematerialization”). However, the change requires that the listed securities are eligible for such a program. To be eligible, an issuer is required to use a transfer agent that meets DTC’s requirements for direct registered securities. Further, the transfer agent must instruct DTC to designate the company’s securities as “direct registered eligible securities.”

The vote required for approval of the amendment to the bylaws of the Company is governed by Georgia law and is a majority of the outstanding shares entitled to vote, provided a quorum is present. Abstentions and broker non-votes are considered in determining the number of votes required to obtain a majority of the shares represented and entitled to vote at the Annual Meeting and will have the same effect as a vote against the proposal.

The Board of Directors recommends that you vote “FOR” the proposal to approve an amendment to the bylaws of the Company in order to be eligible for a Direct Registration Program.

Markets for the Registrant’s Common Stock and Related Stockholder Matters

Effective April 2, 1998 Colony Bankcorp, Inc. common stock is quoted on the NASDAQ National Market under the symbol “CBAN”. Prior to this date, there was no public market for the common stock of the registrant.

The following table sets for the high, low and close sale prices per share of the common stock as reported on the NASDAQ National Market, and the dividends declared per share for the periods indicated.

Year Ended December 31, 2006	High	Low	Close	Dividend Per Share
Fourth Quarter	$20.52	$17.25	$17.70	$0.085
Third Quarter	22.07	19.04	20.90	0.0825
Second Quarter	22.63	17.10	22.34	0.08
First Quarter	27.55	21.05	22.04	0.075

Year Ended December 31, 2005	High	Low	Close	Dividend Per Share
Fourth Quarter	$27.02	$22.00	$24.98	$0.075
Third Quarter	32.16	24.00	27.06	0.072
Second Quarter	34.00	24.76	30.04	0.070
First Quarter	27.07	24.00	24.84	0.068

*	Dollars adjusted to reflect 5-for-4 stock split effective May 15, 2005.

The Registrant paid cash dividends on its common stock of $2,336,865 or $0.325 per share and $2,058,286 or $0.285 per share in 2006 and 2005 respectively. The par value of common stock is $1 per share.

As of December 31, 2006, the Company had approximately 1,996 shareholders of record.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC. Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our directors and executive officers were complied within a timely manner.

Independent Public Accountants

The firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified. Our Audit Committee has selected McNair, McLemore, Middlebrooks & Co., LLP, to serve as our independent accountants for the fiscal year ending December 31, 2006. Representatives of that firm will be present at the Annual meeting and will have the opportunity to make a statement if they desire to do so. They will be available to answer your questions at that time.

During fiscal years 2005 and 2006, the Company retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLP, to provide services in the following categories and amounts:

	2005	2006
Audit Fees
Audit of Financial Statements	$202,573	$286,729
Reporting to Audit Committee
Review of Quarterly Financials
Attestation on Internal Controls - SOX404
Assistance with SEC Filings
Audit Related Fees	$5,145	-0-
HUD audit for mortgage company
Special audit and accounting investigations
Sarbanes-Oxley issues
Research related to accounting and auditing issues
Tax Fees	$21,189	$11,107
Preparation of federal and state consolidated returns
Tax planning related to tax credits and other tax reduction strategies
Amended returns, property tax return, local returns
All other Fees	$6,763	$2,164
Due diligence and acquisitions services
Annual returns for profit-sharing returns
Assistance with proxy statements
Regulatory reporting and regulatory issues
Capital issues including trust preferred securities

All non-audit services are pre-approved by the Audit Committee.

The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.

Financial Information Systems Design and Implementation Fees. The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2006.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure. There was no accounting or disclosure disagreement or reportable event with the former or current auditors that would have required the filing of a report on Form 8-K.

Shareholder Proposals for Next Year’s Meeting

Shareholder proposals that are intended to be presented at our 2008 Meeting of Shareholders must be received by us no later than November 25, 2007, in order to be included in our proxy statement and related proxy materials for that meeting. Any notice of a shareholder proposal not received by us on or before February 7, 2008 will not be considered timely and will not be submitted to the shareholders at the 2008 annual meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

Other Matters Which May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp’s best interest.

Annual Reports

Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the Company a copy of its annual report as filed with the Securities and Exchange Commission on Form 10-K (the “10-K”) for the fiscal year ended December 31, 2006, including financial statements and the schedules thereto. Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of this proxy statement.

ExhibitA

COLONY BANKCORP, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Chairman of the Board of Directors (the “Board”) of the company, subject to election by the full Board, to assist the Board in fulfilling its oversight responsibilities for the company’s accounting and financial reporting processes and audits of the financial statements of the company by monitoring (1) the integrity of the company’s financial statements, (2) the independence and qualifications of its external auditor, (3) the company’s system of internal controls, (4) the performance of the company’s internal audit process and external auditor, and (5) the company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the company’s annual meeting proxy statement.

AUTHORITY

The Committee has authority to conduct or authorize examinations into any matters within its scope of responsibility. It has sole authority to (1) appoint, compensate, retain and directly oversee the work of the company’s external auditor (subject to shareholder approval if applicable), (2) resolve any disagreements between management and the auditors regarding financial reporting, and (3) pre-approve all audit services and permitted non-audit services provided to the company by its external auditor. It also has authority to:

•	Retain outside advisors, including counsel, as it determines necessary to carry out its duties.

•	Seek any information it requires from employees — all of whom are directed to cooperate with the Committee’s requests — or external parties.

•	Meet with company officers, external auditors, or outside counsel as necessary.

•	Review and approve all related-party transactions.

The company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the company; for payment to any advisors employed by the Committee; and for payment of necessary administrative expenses of the Committee.

COMPOSITION

The Committee will consist of at least three members of the board of directors. The Board Chairman will appoint Committee members on the recommendation of the company’s Governance, Compensation and Nominations Committee, subject to election by the full Board. The Committee members shall elect the

Committee Chairman. Committee members may be replaced by the Board. Each Committee member shall meet the NASDAQ independence definitions set forth in Rule 4200(a)(14) and in other applicable rules. In addition, Committee members must not receive any payment other than payment for board or Committee service, consistent with Section 10A(m) of the Exchange Act and Rule 10A-3 issued thereunder and must not be an affiliated person of the company or any subsidiary, consistent with Section 10A(m) of the Exchange Act and Rule 10A-3 issued thereunder. Each Committee member must be able to read and understand financial statements. At least one member must have past employment experience in finance or accounting, requisite professional certification in finance or accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Any member that satisfies the definition of audit committee financial expert under Item 401(h) of Regulation S-K or Item 401(e) of Regulation S-B is presumed to be financially sophisticated. If no member of the Committee satisfies the definition of audit committee financial expert, the Committee shall direct the company to include appropriate disclosures in Commission filings as required by the Commission rules and regulations then in effect.

MEETINGS

The Committee will meet as often as it determines is appropriate, but not less frequently than quarterly. All Committee members are expected to attend each meeting, in person or via telephone or video conference. The Committee periodically will hold private meetings with management, the internal auditor and the external auditor. The Committee may invite any officer or employee of the company, the external auditor, the company’s outside counsel, the Committee’s counsel or others to attend meetings and provide pertinent information. Meeting agendas will be prepared by the individual serving as chief audit executive (the “CAE”) and provided in advance to members, along with appropriate briefing materials. Minutes will be kept by a member of the Committee or a person designated by the Committee.

RESPONSIBILITIES

The Committee will carry out the following responsibilities:

•	Financial Statements

•

Review and discuss with management and the external auditor significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the company’s financial statements.

•

Review with management and the external auditor the results of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•

Review and discuss with management and the external auditor the annual financial statements along with any off-balance sheet structures, including disclosures made in management’s discussion and analysis, and recommend to the board of directors whether they should be included in the company’s Form 10-K.

•

Review and discuss with management and the external auditor interim financial statements, including the results of the external auditor’s review of the quarterly financial statements, before filing the company’s Form 10-Q with the Commission or other applicable regulatory filings with regulators.

•

Review disclosures made to the Committee by the company’s CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company’s internal controls.

•

At least annually prior to the filing of the audit report with the Commission (and more frequently if appropriate), review and discuss reports from the external auditor on (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditor and (3) other material written communications between the external auditor and management, such as any management letter or schedules of unadjusted differences.

•

Review with management and the external auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit.

•

Discuss with management the company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Committee does not need to discuss each release in advance.

•	Understand how management prepares interim financial information and the nature and extent of internal and external auditor involvement.

•	Internal Controls

•	Consider the effectiveness of the company’s internal control systems, including information technology security and control.

•

Understand the scope of internal audit’s and external auditor’s reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

•	Internal Audit

•

Review with management, the external auditor and the CAE the charter, plans, activities, staffing and organizational structure of the internal audit function, and any recommended changes thereto, as well as staff qualifications.

•	Review significant reports to management prepared by internal audit and management’s responses.

•	Ensure there are no unjustified restrictions or limitations on the CAE’s scope of activities or access to information, and review and concur in the appointment, replacement, or dismissal of the CAE.

•	On a regular basis, meet separately with the CAE to discuss any matters that the Committee or internal audit believes should be discussed privately.

•	Require the CAE to report, functionally, to the Committee.

•	External Audit

•	Require the external auditor to report directly to the Committee.

•	Meet with the external auditor to discuss the external auditor’s proposed audit planning, scope, staffing and approach, including coordination of its effort with internal audit.

•

Obtain and review a report from the external auditor regarding its quality control procedures, and material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more of the independent audits carried out by the firm, and any steps taken to deal with any such issues and all relationships between the external auditor and the company.

•

Evaluate, and present to the board of directors its conclusions, regarding the qualifications, performance and independence of the external auditor, including considering whether the auditor’s quality controls are adequate and permitted non-audit services are compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors.

•

Ensure the rotation of the audit partners as required by law and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the external audit firm on a regular basis.

•	Establish policies concerning the company’s hiring of employees or former employees of the external auditor, as required by law and by applicable listing standards.

•	On a regular basis, meet separately with the external auditor to discuss any matters that the Committee or external auditor believes should be discussed privately.

•	Compliance

•

Review the effectiveness of the system for monitoring compliance with laws and regulations. The results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance should also be reviewed.

•

Obtain from the external auditor assurance that Section 10A(b) of the Securities and Exchange Act of 1934 has not been implicated (regards illegal acts and appropriate responses by company and external auditor).

•

Advise the board of directors with respect to the company’s policies and procedures regarding compliance with applicable laws and regulations and with the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct, including review of the process for communicating these Codes to company personnel and for monitoring compliance.

•

Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Review and discuss with management and the external auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the company’s financial statements or accounting policies.

•

Obtain regular updates from management and company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the company’s compliance policies.

•	Reporting Responsibilities

•	Regularly report to the board of directors about Committee activities, issues and related recommendations.

•	Provide an open avenue of communication between internal audit, the external auditor and the board of directors.

•	Review any other reports the company issues that relate to Committee responsibilities.

•	Other Responsibilities

•	Perform other activities related to this charter as requested by the board of directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the Committee charter, annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Annually review the Committee’s own performance.

Exhibit B

COLONY BANKCORP, INC.

GOVERNANCE, COMPENSATION, AND NOMINATION COMMITTEES CHARTER

COMPOSITION

The Chairman of the Board of Directors of Colony Bankcorp, Inc. (the “Board”), shall appoint annually Governance, Compensation, and Nomination Committees (the “Governance Committees”), each comprised of three or more Directors independent of management. The appointments will be subject to election by the full Board. One of the members of the Governance Committee shall be elected Chairman by the committee members. The members of the Governance Committees shall meet the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ as approved by the Securities and Exchange Commission on November 4, 2003, and as they may be amended.

AUTHORITY

The Governance Committees are granted the authority to perform the duties enumerated in this Charter and, upon the direction and approval of the Board, to investigate any human resources, board governance, or compensation activity of the Company.

RESPONSIBILITY

The Board delegates to the Governance Committees strategic and administrative responsibility on a broad range of issues as follows: to ensure that the Chief Executive Officer (CEO), other executive officers, and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies; to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans; to recommend to the Board changes in board composition, new candidates and changes to the Director’s compensation package. The Governance Committees are also responsible for taking a leadership role in shaping the corporate governance of the Company.

SPECIFIC DUTIES

The Nomination Committee shall be responsible for the following:

•	Make recommendations to the Board with respect to the size and composition of the Board.

•

Make recommendations to the Board on the minimum qualifications and standards for director nominees and the selection criteria for Board members and review the qualifications of potential candidates for the Board.

•	Make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders.

•

Seek and identify a qualified director nominee, in the event that a director vacancy occurs, to be recommended to the Board for either appointment by the Board to serve the remainder of the term of a director position that is vacant or election at the annual meeting of the stockholders.

•	Adopt procedures, as needed, detailing the company’s process for identifying and evaluating candidates to be nominated as directors.

The Compensation Committee shall be responsible for the following:

•	Duties with regard to Director Compensation:

•	Recommend to the Board any changes to the director’s compensation package.

•	Duties with regard to Executive Compensation:

•

Review and approve the Company’s stated compensation strategy to ensure that there is a strong link between the economic interests of management and shareholders, that management members are rewarded appropriately for their contributions to company growth and profitability, and that the executive compensation strategy supports organization objectives and shareholder interests.

•

Review and approve the individual elements of total compensation for the CEO. This includes base salary, incentives, stock awards, benefits and perquisites. The Committee shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on that evaluation.

•

Review and approve the individual elements of total compensation for Colony Bankcorp, Inc. executive management. Review and approve general elements of total compensation for key management and other officers.

•	Review and approve the design, performance measures, and award opportunities for the Company’s executive compensation plans.

•	Review and approve the terms and conditions of stock compensation and the number of shares reserved for stock grants and awards.

•	Oversee the administration and operation of the Cash Incentive Plan, Executive Stock Grant Plan, 401(k) Plan, and any other executive compensation plans and arrangements.

•	Communicate to shareholders the Company’s compensation philosophy, policies, and practices as required by the Securities and Exchange Commission.

•	Duties with regard to Employee Benefits:

•	Oversee the administration and operation of the 401(k) Plan, the Cash Incentive Bonus Plan, the Profit Sharing Compensation Plan, and other designated employee benefit plans.

The Governance Committee shall be responsible for the following:

•	The Governance Committee is responsible for taking a leadership role in shaping the corporate governance of the Company.

•

The Governance Committee shall develop and recommend to the Board a set of corporate governance guidelines, and periodically review and reassess the adequacy of those guidelines and recommend any proposed changes to the Board for approval.

•	The Governance Committee shall address committee structure and operations, committee reporting to the Board, committee member qualifications and committee member appointment and removal.

•

The Governance Committee shall adopt a process whereby it receives comments from Directors and reports annually to the Board with an assessment of the Board’s performance, to be discussed with the full board.

•

The Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Governance Committee shall annually review its own performance.

STAFF AND OTHER SUPPORT

Primary staff support for the Governance Committees shall be provided by Colony Management Services, Inc. General Counsel of the Company shall assist on corporate governance matters. Further, the Governance Committees shall also have authority to obtain advice and assistance from internal or external sources, including accounting, audit, and other advisors.

MEETINGS

The Governance Committees shall meet quarterly or at other times as the Chairmen of the Governance Committees shall designate. As necessary or desirable, the Chairmen of the Governance Committees may request that certain members of management be present at meetings of the Governance Committees.

REPORTS AND MINUTES

The Governance Committees shall report to the Board actions of each Committee at the next regularly scheduled meeting of the Board or, as required by the nature of its duties on its activities, and shall make recommendations to the Board as the Governance Committees decide are appropriate. The Governance Committees shall keep minutes for each meeting. The Governance Committees Chairmen shall review and approve the Governance Committees minutes, and they shall be filed with the Corporate Secretary for retention with the records of the Company.

Exhibit C

Amendment to Colony Bankcorp, Inc. Bylaws

Sections 8.2, 8.4, 8.5 and 8.6 of the Bylaws of Colony Bankcorp, Inc. are hereby amended by deleting said Sections in their entirety and substituting in lieu thereof the following new Sections:

8.2 Certificates; Direct Registration System. Shares of the corporation’s stock may be certificated or uncertificated, as provided under Georgia law. Any certificates that are issued shall be signed in the name of the corporation by the Chairman of the Board, the Vice Chairman of the Board, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Corporate Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent, or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be with the same effect as if such person were an officer, Transfer Agent, or Registrar at the date of issue. Shares of the corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by NASDAQ or any securities exchange on which the stock of the corporation may from time to time be traded.

8.4 Transfer of Shares. Transfers of shares of stock of the corporation shall be made by the Transfer Agent and Registrar on the books of the corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the corporation, and to appoint and remove Transfer Agents and Registrars of transfers.

8.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these Bylaws, the corporation is under a duty to register the transfers of its shares only if:

(a) the share certificate is endorsed by the appropriate person or persons or upon the presentation proper evidence of authority to transfer by the record holder; and

(b) reasonable assurance is given that these endorsements or evidence of the authority to transfer are genuine and effective; and

(c) the corporation has no duty to inquire into adverse claims or has discharged any such duty; and

(d) any applicable law relating to the collection of taxes has been complied with; and

(e) the transfer is in fact rightful or is a bona fide purchaser.

8.6 Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the corporation, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Corporate Secretary of the corporation, before a new certificate (or uncertificated shares in lieu of a new certificate) may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

Exhibit D

COLONY BANKCORP, INC. & SUBSIDIARIES

SELECTED FINANCIAL DATA

The following financial information are tabular presentations of the financial condition and interest rate sensitivity of the company.

	Year Ended December 31,
	2006	2005	2004	2003	2002
Selected Balance Sheet Data:
Total Assets	$1,213,504	1,108,338	997,591	868,606	781,535
Total Loans	941,772	858,815	778,643	654,177	571,816
Total Deposits	1,042,446	944,365	850,329	732,318	664,594
Investment Securities	149,307	124,326	112,593	110,408	90,407
Federal Home Loan Bank Stock	5,087	5,034	4,479	3,000	2,837
Stockholders’ Equity	76,611	68,128	61,763	55,976	51,428
Selected Income Statement Data:
Interest Income	83,280	63,634	51,930	46,418	45,592
Interest Expense	41,392	26,480	18,383	18,414	21,997
Net Interest Income	41,888	37,154	33,547	28,004	23,595
Provision for Loan Losses	3,987	3,444	3,469	4,060	2,820
Other Income	7,350	6,152	6,424	7,128	6,622
Other Expenses	29,882	26,076	24,271	20,864	18,804
Income Before Tax	15,369	13,786	12,231	10,208	8,593
Income Tax Expense	5,217	4,809	4,162	3,392	2,841
Net Income	10,152	8,977	8,069	6,816	5,752
Weighted Average Shares Outstanding (1)	7,177	7,168	7,131	7,127	6,994
Shares Outstanding (1)	7,190	7,181	7,172	7,160	7,145
Intangible Assets	2,851	2,932	3,047	691	847
Dividends Paid	2,337	2,058	1,808	1,555	1,258
Average Assets	1,160,718	1,034,777	938,283	816,666	707,631
Average Stockholders’ Equity	71,993	65,146	59,037	53,843	47,910
Net Charge-offs	2,760	2,694	1,973	2,908	2,067
Reserve for Loan Losses	11,989	10,762	10,012	8,516	7,364
OREO	970	2,170	1,127	2,724	1,357
Nonperforming Loans	8,078	8,593	8,809	7,492	7,871
Nonperforming Assets	9,048	10,763	9,936	10,216	9,228
Average Earning Assets	1,097,716	979,966	887,331	774,984	669,724
Noninterest Bearing Deposits	77,336	78,778	68,169	64,044	51,533

COLONY BANKCORP, INC. & SUBSIDIARIES

SELECTED FINANCIAL DATA

	Year Ended December 31,
	2006	2005	2004	2003	2002
PER SHARE DATA:
Net Income Diluted (1)	$1.41	1.25	1.13	0.95	0.82
Book Value (1)	10.66	9.49	8.61	7.82	7.20
Tangible Book Value (1)	10.26	9.08	8.19	7.72	7.08
Dividends (1)	0.325	0.285	0.252	0.217	0.176
PROFITABILITY RATIOS:
Net Income to Average Assets	0.87%	0.87%	0.86%	0.83%	0.81%
Net Income to Average Stockholders’ Equity	14.10%	13.78%	13.67%	12.66%	12.01%
Net Interest Margin	3.84%	3.81%	3.81%	3.65%	3.57%
LOAN QUALITY RATIOS:
Net Charge-offs to Total Loans	0.29%	0.31%	0.25%	0.44%	0.36%
Reserve for Loan Losses to Total Loans and OREO	1.27%	1.25%	1.28%	1.30%	1.29%
Nonperforming Assets to Total Loans and OREO	0.96%	1.25%	1.27%	1.56%	1.61%
Reserve for Loan Losses to Nonperforming Loans	148.42%	125.24%	113.66%	113.67%	93.56%
Reserve for Loan Losses to Total Nonperforming Assets	132.50%	99.99%	100.76%	83.36%	79.80%
LIQUIDITY RATIOS:
Loans to Total Deposits	90.34%	90.94%	91.57%	89.33%	86.04%
Loans to Average Earning Assets	85.79%	87.64%	87.75%	84.41%	85.38%
Noninterest-Bearing Deposits to Total Deposits	7.42%	8.34%	8.02%	8.75%	7.75%
CAPITAL ADEQUACY RATIOS:
Common Stockholders’ Equity to Total Assets	6.31%	6.15%	6.19%	6.45%	6.58%
Total Stockholder’s Equity to Total Assets	6.31%	6.15%	6.19%	6.45%	6.58%
Dividend Payout Ratio	23.05%	22.80%	22.30%	22.84%	21.46%

(1)	All Per Share Data Adjusted to Reflect 5-for-4 Stock Split Effective May 15, 2005.

COLONY BANKCORP, INC. AND SUBSIDIARIES

QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended
2006	Dec. 31	Sept. 30	June 30	Mar. 31
	($ in thousands, except per share data)
Interest Income	$22,351	$21,748	$20,581	$18,600
Interest Expense	11,870	10,954	9,901	8,667

Net Interest Income	10,481	10,794	10,680	9,933
Provision for Loan Losses	997	1,021	1,047	922
Securities Gains (Losses)	—	—	—	—
Noninterest Income	1,826	1,898	2,018	1,608
Noninterest Expense	7,516	7,680	7,599	7,087

Income Before Income Taxes	3,794	3,991	4,052	3,532
Provision for Income Taxes	1,183	1,369	1,442	1,223

Net Income	$2,611	$2,622	$2,610	$2,309

Net Income per Common Share
Basic	$0.36	$0.36	$0.36	$0.32
Diluted	0.36	0.36	0.36	0.32

	Three Months Ended
2005	Dec. 31	Sept. 30	June 30	Mar. 31
	($ in thousands, except for per share data)
Interest Income	$17,893	$16,262	$15,267	$14,212
Interest Expense	8,102	6,996	6,022	5,360

Net Interest Income	9,791	9,266	9,245	8,852
Provision for Loan Losses	742	869	1,025	808
Securities Gains (Losses)	—	—	—	—
Noninterest Income	1,518	1,533	1,499	1,602
Noninterest Expense	7,009	6,491	6,292	6,284

Income Before Income Taxes	3,558	3,439	3,427	3,362
Provision for Income Taxes	1,253	1,188	1,180	1,188

Net Income	$2,305	$2,251	$2,247	$2,174

Net Income per Common Share
Basic	$0.32	$0.31	$0.31	$0.31
Diluted	0.32	0.31	0.31	0.31

Exhibit E

COLONY BANKCORP, INC. AND SUBSIDIARIES

INTEREST RATE SENSITIVITY

The following table is an analysis of the Company’s interest rate-sensitivity position at December 31, 2006. The interest rate-sensitivity gap, which is the difference between interest-earning assets and interest-bearing liabilities by repricing period, is based upon maturity or first repricing opportunity, along with a cumulative interest rate-sensitivity gap. It is important to note that the table indicates a position at a specific point in time and may not be reflective of positions at other times during the year or in subsequent periods. Major changes in the gap position can be, and are, made promptly as market outlooks change.

	Assets and Liabilities Repricing Within
($ in thousands)	3 Months or Less	4 to 12 Months		1 Year		1 to 5 Years	Over 5 Years	Total
EARNING ASSETS:
Interest-bearing Deposits	$3,075	$—		$3,075		$—	$—	$3,075
Federal Funds Sold	45,149	—		45,149		—	—	45,149
Investment Securities	12,480	13,138		25,618		107,592	16,097	149,307
Loans, Net of Unearned Income	441,076	170,658		611,734		314,933	15,105	941,772
Other Interest-Earning Assets	5,087	—		5,087		—	—	5,087

Total Interest-Earning Assets	506,867	183,796		690,663		422,525	31,202	1,144,390

INTEREST-BEARING LIABILITIES:
Interest-Bearing Demand Deposits (1)	185,769	—		185,769		—	—	185,769
Savings (1)	33,306	—		33,306		—	—	33,306
Time Deposits	184,987	478,231		663,218		82,812	6	746,036
Short-term Borrowings (2)	26,000	1,000		27,000		10,500	24,000	61,500
Subordinated Debentures	24,229	—		24,229		—	—	24,229
Federal Funds Purchased	1,070	—		1,070		—	—	1,070

Total Interest-Bearing Liabilities	455,361	479,231		934,592		93,312	24,006	1,051,910

Interest Rate-Sensitivity Gap	51,506	(295,435)		(243,929)		329,213	7,196	92,480

Cumulative Interest Rate-Sensitivity Gap	$51,506	$(243,929)		$(243,929)		$85,284	$92,480

Interest Rate-Sensitivity Gap as a Percentage of Interest-Earning Assets	4.50%	(25.82%	)	(21.32%	)	28.77%	0.63%

Cummulative Interest Rate-Sensitivity as a Percentage of Interest-Earning Assets	4.50%	(21.32%	)	(21.32%	)	7.45%	8.08%

(1)	Interest-bearing Demand and Savings Accounts for repricing purposes are considered to reprice within 3 months or less.

(2)	Short-term borrowings for repricing purposes are considered to reprice within 3 months or less.

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

The undersigned hereby appoints L. Morris Downing, Jr. and Al D. Ross and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, April 24, 2007 at 2:00 p.m., local time, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

PROPOSAL I: To elect the eleven nominees listed below to serve as directors for the following year:

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Terry L. Coleman	Charles E. Myler

L. Morris Downing, Jr.	W. B. Roberts, Jr.

Edward J. Harrell	Al D. Ross

Terry L. Hester	R. Sidney Ross

Mark H. Massee	B. Gene Waldron

James D. Minix

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark “FOR” above and write the names of such nominees for whom you wish to withhold authority in the space provided below:

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL NOMINEES LISTED ABOVE.

The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

(Continued on Reverse Side)

PROPOSAL II: To approve an amendment to the bylaws of the Company

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR APPROVAL OF AN AMENDMENT TO THE BYLAWS OF THE COMPANY.

The Board of Directors recommends a vote FOR the approval of an amendment to the bylaws of the Company.

If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

The undersigned hereby acknowledge receipt of the annual report of the company for the fiscal year ended December 31, 2006 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

DATE:                      , 2007

INDIVIDUALS:	ENTITIES: (Please Print)

Name (Please Print)
By:

Signature	Signature

Name of Joint Tenant or Tenant-In-Common, if any (Please Print)	Position

Signature of Joint Tenant or Tenant-In-Common, if any